Exhibit 5.1

FILE NO: 011053.0000028

February 5, 2024

Evergy Missouri West, Inc.

1200 Main Street

Kansas City, Missouri 64105

Evergy Missouri West Storm Funding I, LLC

818 S. Kansas Avenue

Topeka, Kansas 66612

Re:	Evergy Missouri West, Inc.
Registration Statement on Form SF-1

To the Addressees:

We have acted as counsel to Evergy Missouri West, Inc., a Delaware corporation (“Evergy Missouri West”), and Evergy Missouri West Storm Funding I, LLC, a Delaware limited liability company (the “Company”), in connection with the preparation of the Registration Statement filed on Form SF-1 (Registration Nos. 333-268913 and 333-268913-01) filed on December 12, 2022 and as amended by Amendment No. 1 filed on October 27, 2023, Amendment No. 2 filed on January 19, 2024 and Amendment No. 3 filed on February 5, 2024 (collectively, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed issuance of up to $331,127,000 of Securitized Utility Tariff Bonds, Series 2024-A (the “Bonds”) of the Company to be offered in such manner as described in the prospectus (the “Prospectus”) included as part of the Registration Statement. The Bonds are to be issued under an Indenture (the “Base Indenture”) to be entered into among the Company, The Bank of New York Mellon Trust Company, National Association, as indenture trustee (the “Indenture Trustee”) and as securities intermediary and account bank, as to be supplemented by a Series Supplement establishing the form(s), terms and other provisions of the Bonds (the “Series Supplement” and, together with the Base Indenture, the “Indenture”) between the Company and the Indenture Trustee, the form of each of which has been filed as an exhibit to the Registration Statement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the proposed authorization, issuance and sale of the Bonds. In rendering the opinions expressed below, we have examined and relied upon copies of the Registration Statement and the exhibits filed therewith, and the form of Indenture. We have also examined

ATLANTA AUSTIN BANGKOK BEIJING BOSTON BRUSSELS CHARLOTTE DALLAS DUBAI HOUSTON

LONDON LOS ANGELES MIAMI NEW YORK RICHMOND SAN FRANCISCO TOKYO TYSONS WASHINGTON, DC

www.HuntonAK.com

February 5, 2024

originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for the opinions expressed below. We have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals and (iii) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In delivering the opinions expressed below, we have relied without independent verification, as to factual matters, on certifications and other written or oral statements of governmental and other public officials and of officers and representatives of the Company and Evergy Missouri West. We have also assumed that the Indenture will be the valid and legally binding obligation of the Indenture Trustee without independent verification.

Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that:

1. The Company is a limited liability company validly existing and in good standing under the laws of the State of Delaware;

2. The Company has limited liability company power and authority to execute and deliver the Indenture, to authorize and issue the Bonds and to perform its obligations under the Indenture and the Bonds; and

3. The Bonds will be validly issued and binding obligations of the Company when (i) the Registration Statement, as finally amended (including any post-effective amendments), shall have become effective under the Securities Act; (ii) the member or managers of the Company have taken all necessary limited liability company action to approve the issuance and establish the terms of the Bonds, the terms of the offering of the Bonds and related matters; (iii) the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by the Company and the Indenture Trustee; and (iv) the Bonds shall have been duly executed and authenticated in accordance with the provisions of the Indenture and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

Our opinion in paragraph 3 above is subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

We express no opinion herein as to the law of any jurisdiction other than the law of the State of New York and the Limited Liability Company Act of the State of Delaware.

We hereby consent to (i) the filing of this opinion letter as an exhibit to the Registration Statement and to all references to us included in or made a part of the Registration Statement

February 5, 2024

and (ii) the posting of a copy of this opinion letter to an internet website required under Rule 17g-5 under the Securities Exchange Act of 1934 and maintained by Evergy Missouri West for the purpose of complying with such rule. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion letter is limited to the matters stated herein, and no opinion may be implied or inferred beyond the matters expressly stated in this opinion letter. This opinion letter is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

Very truly yours,

/s/ Hunton Andrews Kurth LLP